PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
     (In Thousands Except Per Share Amounts)


                                         16 Weeks Ended
                                      ---------------------
                                       Nov. 11,     Nov. 12,
                                         1995         1994
                                      ---------    ---------
Primary:

  Net earnings applicable
    to common shares                  $  3,176     $  3,832
                                      =========    =========

Shares:

  Weighted average number of
    common shares outstanding           17,168       17,002

  Shares issuable under employee
    stock plans - weighted average          37           10

  Dilutive effect of exercise of
    certain stock options                  188         ---

  Less:  Treasury stock - weighted
    average                             (3,303)      (3,183)
                                      ---------    ---------

  Weighted average number of common
    and common equivalent shares
    outstanding                         14,090       13,829
                                      =========    =========

Earnings per common and
    common equivalent shares          $   0.23     $   0.28
                                      =========    =========

PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
     (In Thousands Except Per Share Amounts)


                                         40 Weeks Ended
                                      ---------------------
                                       Nov. 11,     Nov. 12,
                                         1995         1994
                                      ---------    ---------
Primary:

  Net earnings applicable
    to common shares                  $  4,754     $  2,976
                                      =========    =========

Shares:

  Weighted average number of
    common shares outstanding           17,167       17,002

  Shares issuable under employee
    stock plans - weighted average          29           10

  Dilutive effect of exercise of
    certain stock options                   91         ---

  Less:  Treasury stock - weighted
    average                             (3,303)      (2,803)
                                      ---------    ---------

  Weighted average number of common
    and common equivalent shares
    outstanding                         13,984       14,209
                                      =========    =========

Earnings per common and
    common equivalent shares          $   0.34     $   0.21
                                      =========    =========